Exhibit 31
                              ABFC 2005-AQ1 TRUST,
                   ASSET-BACKED CERTIFICATES, SERIES 2005-AQ1

      I, Daniel B. Goodwin, the President of Asset Backed Funding Corporation, certify that:

1. I have reviewed this annual report on Form 10-K, and all monthly current reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report of the ABFC 2005-AQ1 Trust formed pursuant to the Pooling and Servicing Agreement, dated as of June 1, 2005 (the "Agreement"), among Asset Backed Funding Corporation, as depositor, Ameriquest Mortgage Company, as servicer (the "Servicer") and Deutsche Bank National Trust Company, as trustee (the "Trustee");

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Agreement for inclusion in these reports is included in these reports;

4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the Trustee in accordance with the terms of the Agreement, and except as disclosed in the reports, the Servicer has fulfilled its obligations under the Agreement; and

5. The reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure as set forth in the Agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Ameriquest Mortgage Company and Deutsche Bank National Trust Company.

Dated:  March 28, 2006


                                      By: /s/ Daniel B. Goodwin
                                         ---------------------------------------
                                         Name:  Daniel B. Goodwin
                                         Title: President